Exhibit 10.7

                           FIRST COMMERCE CORPORATION

                         DIRECTORS' PHANTOM STOCK PLAN


1.       Purpose of the Plan.

         The purpose of the First Commerce Corporation Directors' Phantom Stock Plan is to promote the interests of the Company and its shareholders by strengthening the Company's ability to attract, motivate and retain Directors of experience and ability, and to encourage the highest level of Directors' performance by focusing Directors' compensation on the long-term success and growth of the Company.

2.       Definitions.

         2.1 "Board" means the Board of Directors of the Company.

         2.2 "Committee" means the Executive Committee of the Board or a subcommittee thereof as shall be appointed by the Board from time to time.

         2.3 "Common Stock" means the common stock of the Company.

         2.4 "Company" means First Commerce Corporation, a Louisiana corporation.

         2.5 "Director" means a member of the Board.

         2.6 "Fair Market Value" means (i) if the Common Stock is listed on an established stock exchange or any automated quotation system that provides sale quotations, the closing sale price for a share of the Common Stock on such exchange or quotation system on the applicable date, or if no sale of the Common Stock shall have been made on that day, on the next preceding day on which there was a sale of the Common Stock; (ii) if the Common Stock is not listed on any exchange or quotation system, but bid and asked prices are quoted and published, the mean between the quoted bid and asked prices on the applicable date, and if bid and asked prices are not available on such day, on the next preceding day on which such prices were available; and (iii) if the Common Stock is not regularly quoted, the fair market value of a share of Common Stock on the applicable date as established by the Committee in good faith.

         2.7 "Imputed Dividend" means the Fair Market Value in Phantom Shares or fractions thereof of any dividend paid by the Company on its Common Stock on the date paid.

         2.8 "Participant" means each Director who is not also an employee of the Company or a subsidiary.

         2.9 "Phantom Shares" or "Phantom Stock" means shares credited to a Participant representing the value of a share of Common Stock of the Company, decreasing and increasing in value as the Common Stock.

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         2.10 "Plan" means the First Commerce Corporation Directors' Phantom
Stock Plan as set forth herein and as amended from time to time.

3.       Administration of the Plan.

         3.1 The Plan shall be administered by the Committee, which shall have the power to interpret the Plan and, subject to its provisions, to prescribe, amend and rescind rules and to make all other determinations necessary for the Plan's administration.

         3.2 All action taken by the Committee in the administration and interpretation of the Plan shall be final and binding upon all parties. No member of the Committee will be liable for any action or determination made in good faith by the Committee with respect to the Plan.

4.       Eligibility.

         4.1 Each Director who is not also an employee of the Company shall automatically participate in the Plan with his or her election at the Company's annual shareholders' meeting in 1997 and thereafter for as long as the Plan remains in effect.

5.       Terms and Conditions of the Plan.

         5.1 Each Participant shall automatically be credited with 300, or such other number specified by the Board of Directors from time to time, Phantom Shares each year coincident with the Participant's election at the annual shareholders' meeting.

         5.2 When the Company pays a dividend to the holders of its Common Stock, each Participant shall be credited with an Imputed Dividend for every Phantom Share that has been credited to such Participant at the time such dividend is paid.

         5.3 In the event of any recapitalization, stock dividend, stock split, combination of shares or other change in Common Stock, the number of Phantom Shares then accumulated by each Participant and the number of Phantom Shares to be credited to each Participant in the future shall be adjusted in proportion to the change in outstanding shares of Common Stock.

         5.4 Upon the termination of Board service of a Participant for any reason, such Participant or such Participant's estate if Board service terminates as the result of death, shall be paid in a lump sum payment the value of the accumulated Phantom Shares including Imputed Dividends, which shall be calculated by multiplying the number of Phantom Shares accumulated by such Participant times the Fair Market Value of one share of Common Stock on the date of such termination.

6.       General Provisions.

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         6.1 Nothing in the Plan or in any instrument executed pursuant to the
Plan will confer upon any Participant any right to continue as a Director or affect the right of the Company to terminate the services of any Participant.

         6.2 No shares of Common Stock will be issued or transferred pursuant to the Plan.

         6.3 No Participant and no beneficiary or other person claiming under or through such Participant will have any right, title or interest in or to any shares of Common Stock under the Plan.

         6.4 Phantom Stock credited under the Plan shall not be transferable. Any attempt at assignment, transfer, pledge, hypothecation or other disposition of the value represented by the Phantom Stock, or levy of attachment or similar process upon the value represented by the Phantom Stock not specifically permitted herein, shall be null and void and without effect.

         6.5 Each share of Phantom Stock shall be evidenced by an entry on the books of the Company.

         6.6 Each year within 30 days of the annual shareholders' meeting of the Company, the Company shall mail each Participant a statement of the Phantom Shares accumulated by such Participant.

7.       Amendment and Termination.

         7.1 The Board will have the power, in its discretion, to amend, suspend or terminate the Plan at any time.

         7.2 No amendment, suspension or termination of the Plan will, without the consent of the Participant, alter, terminate, impair or adversely affect any right or obligation previously granted under the Plan.

8.       Effective Date of Plan and Duration of Plan.

         This Plan shall become effective upon adoption by the Board and shall remain in effect until terminated by the Board.

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